UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: April 27, 2020

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

On April 27, 2020, NovaBay Pharmaceuticals, Inc. (the “Company”) entered into an At the Market Offering Agreement (the “Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) to sell shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having a current aggregate offering amount of up to $4,302,137, which offering amount may change as described in the Agreement (the “Shares”), from time to time during the term of the Agreement, through an “at the market” equity offering program under which Ladenburg will act as the Company’s sales agent.

Under the Agreement, the Company will set the parameters for the sale of the Shares, including the maximum number of Shares to be sold daily and any minimum price per Share at which such Shares may be sold. Subject to the terms and conditions of the Agreement, Ladenburg may sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including, without limitation, sales made through NYSE American LLC (“NYSE American”), on any other existing trading market for the Common Stock or to or through a market maker. In addition, if expressly authorized by the Company, Ladenburg may also sell Shares in privately negotiated transactions, provided Ladenburg receives prior written approval from the Company. In conducting such sales activities, Ladenburg will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NYSE American. The Company has no obligation to make any sales of Common Stock under the Agreement. The offering of Shares pursuant to the Agreement will terminate on July 31, 2022 unless suspended or terminated earlier by the Company upon prior notice to Ladenburg, by Ladenburg upon prior notice to the Company, or otherwise by mutual agreement of the parties.

The Company will pay Ladenburg a commission equal to three percent (3.0%) of the gross sales proceeds of any Shares sold through Ladenburg under the Agreement, and also has provided Ladenburg with customary indemnification rights.

Any sales of Shares under the Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-232860) filed with the Securities and Exchange Commission (the “Commission”) and declared effective on July 31, 2019 (the “Registration Statement”). The Company filed a prospectus supplement with the Commission on April 27, 2020 in connection with the offer and sale of the Shares pursuant to the Agreement.

The foregoing description of the material terms of the Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
1.1	At the Market Offering Agreement, dated April 27, 2020
5.1	Opinion of Squire Patton Boggs (US) LLP
23.1	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Justin Hall
Justin Hall
President, Chief Executive Officer and General Counsel

Dated: April 27, 2020